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                               TRIDEX CORPORATION

                                  EXHIBIT 10.5

                     SECOND AMENDMENT TO SEVERANCE AGREEMENT
                        BETWEEN TRIDEX AND SETH M. LUKASH


         This Second Amendment to Severance Agreement is made in Westport, Connecticut, as of June 1, 1995, by and between Seth M. Lukash residing at 404 Harvest Commons, Westport, Connecticut 06880 ("Employee") and Tridex Corporation, with its principal place of business at 61 Wilton Road, Westport, Connecticut 06880 ("Tridex").

WHEREAS, Tridex and the Employee entered into a Severance Agreement dated as of April 16, 1990 as amended by a First Amendment to Severance Agreement dated as of April 16, 1992 (the "Severance Agreement"); and

WHEREAS, Tridex and the Employee desire to amend further the Severance Agreement in accordance with the terms and conditions hereinafter set forth.

NOW, THEREFORE, intending to be legally bound hereby, and in consideration of the mutual agreements contained herein and other good and valuable consideration, the parties hereto agree as follows:

1. Paragraph 2(a) (ii) of the Severance Agreement is hereby amended in its entirety to read as follows:

       "(ii) an amount equal to 3 times the sum of (A) Employee's annual base salary immediately prior to the Severance of Employment and (B) Employee's bonus for the fiscal year ending immediately prior to the Severance of Employment or the Change of Control Transaction, whichever is greater, less $1.00; plus"

2. Paragraph 2(e) of the Severance Agreement is hereby amended in its entirety to read as follows:

       "(e) Tridex further agrees that in the event the amounts payable to Employee hereunder are reduced pursuant to Section 2(d), Tridex shall, at its option, either (i) enter into a Consulting Agreement with the Employee pursuant to which it shall pay the Employee consulting fees equal to the amount by which the payment under
              Section 2(a) was reduced pursuant to Section 2(d), or (ii) pay the Employee the full amount due under Section 2(a) plus an amount equal to any excise tax due pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended, and any regulation promulgated by the Internal Revenue Service thereunder payable by the Employee as a result of such 'excess parachute' payments."

3. Except as expressly set forth herein, the provisions of the Severance Agreement have not been altered, amended or rescinded in any way, and are hereby ratified, approved and confirmed.

       IN WITNESS WHEREOF, Tridex Corporation has caused this Second Amendment to be executed in its corporate name by its corporate officer thereunto duly authorized and SETH M. LUKASH has hereunto set his hand and seal as of the day and year first above written.

                               TRIDEX CORPORATION

                               By:
                                  -----------------------------
                               Title:  Chairman of the
                                         Compensation Committee

                               --------------------------------
                               Seth M. Lukash



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